Exhibit 99.1

Arcimoto Announces Pricing of Public Offering of Common Stock

EUGENE, Ore., November 22, 2019 –  Arcimoto, Inc.®, (NASDAQ:FUV) creators of the Fun Utility Vehicle® (FUV®), Rapid Responder™, and Deliverator™– affordable, practical, and joyful ultra-efficient electric vehicles for everyday commuters and fleets – announced today that it has priced its underwritten public offering of 5 million shares of its common stock at a price of $1.80 per share. The proceeds to the Company from the sale of shares are expected to be approximately $8.1 million after deducting the underwriting discounts and commissions and estimated offering expenses. The closing of the offering is expected to take place on November 26, 2019. The underwriters have an option to purchase up to an additional 750,000 shares of common stock from the Company.

Roth Capital Partners and Aegis Capital Corp. are acting as the joint book-running managers for the offering. Dougherty & Company is acting as the co-manager for the offering. Copies of the written prospectus for the offering may be accessed through the Securities and Exchange Commission’s website at www.sec.gov, or may be obtained from Roth Capital Partners, LLC, 888 San Clemente, Newport Beach, CA 92660, Attention: Prospectus Department, or by telephone at (800) 678-9147; or Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: 212-813-1010 or email: prospectus@aegiscap.com.

The common stock will be issued pursuant to a registration statement on Form S-1, which has been declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. A copy of the registration statement can be accessed through the website of the Securities and Exchange Commission at www.sec.gov.

About Arcimoto, Inc.

Headquartered and manufactured in Eugene, Oregon, Arcimoto, Inc. (NASDAQ: FUV) is devising new technologies and patterns of mobility that together raise the bar for environmental efficiency, footprint and affordability. Available for pre-order today, Arcimoto's Fun Utility Vehicle, Rapid Responder, and Deliverator are some of the lightest, most affordable, and most appropriate electric vehicles suitable for everyday transport. For more information, please visit www.arcimoto.com.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the closing of the offering, the potential gross proceeds from the offering and the intended use of proceeds from the offering, as well as statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and include, without limitation, our expectations as to retail FUV deliveries and our expected rate of production. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Contacts

Investor Relations Contact:

Greg Falesnik

Main: 949-385-6449

investor@arcimoto.com

Public Relations Contact:

Susan Donahue

Main: 646-454-9378

pr@arcimoto.com